UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 13, 2011

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

    On December 13, 2011, Crown Holdings, Inc. (“Crown”) entered into a definitive agreement with Barclays Bank PLC to purchase shares of Crown’s common stock under an accelerated share repurchase program.  Pursuant to the agreement, Crown is expected to purchase its first allotment of shares from Barclays for $100 million during the early part of the week beginning December 19, 2011.  The total number of shares to be repurchased and the aggregate cost to Crown will be based on Crown’s volume-weighted average stock price (subject to provisions establishing a maximum price) during the term of the transaction, which is expected to be completed in the first quarter of 2012.

    The information contained in this Current Report on Form 8-K is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

    Except for historical information, all other information in this Form 8-K consists of forward- looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors, including the volume-weighted average share price through expected completion of the repurchase agreement, the actual completion date of the repurchase agreement, the final number of shares repurchased, the aggregate cost to Crown and whether Crown elects to satisfy any settlement payment in cash or in stock, that may cause actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this Form 8-K or the actual results of operations or financial condition of Crown to differ are discussed under the caption “Forward-Looking Statements” in Crown’s Form 10-K Annual Report for the year ended December 31, 2010 and in subsequent filings made prior to or after the date hereof. Crown does not intend to review or revise any particular forward-looking statement in light of future events.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2011	CROWN HOLDINGS, INC.

	By:	/s/ Thomas A. Kelly
	Name:	Thomas A. Kelly
	Title:	Senior Vice President — Finance

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